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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Page 85


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Drexler Technology Corporation:


        We consent to incorporation by reference in the Registration Statement on Form S-3 (No. 333-112172) and the Registration Statements on Form S-8 (Nos. 333-113690, 333-89473, 333-23091, 333-39493, 333-54018, 333-54026, and
333-71548) of Drexler Technology Corporation and subsidiaries of our report dated June 9, 2004, relating to the consolidated balance sheet of Drexler Technology Corporation and subsidiaries as of March 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, and our report on financial statement schedule dated June 9, 2004, which reports appear in this Annual Report on Form 10-K.


/s/ KPMG LLP
Mountain View, California
June 15, 2004